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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated October 5, 2001, except Note 12, which is dated as of October 18, 2001, relating to the financial statements and financial statement schedule, which appears in WD-40 Company's Annual Report on Form 10-K for the year ended August 31, 2001. We also consent to the references to us under the heading "Experts" in such Post-Effective Amendment No. 1 to Form S-3 Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, CA
August 13, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS